QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-173258, 333-165908, 333-158894, 333-150456 and 333-145268) pertaining to the 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan of DemandTec, Inc. of our reports dated April 21, 2011, with respect to the consolidated financial statements and schedule of DemandTec, Inc., and the effectiveness of internal control over financial reporting of DemandTec, Inc., included in this Annual Report (Form 10-K) for the year ended February 28, 2011.

/s/ ERNST & YOUNG LLP
San Jose, California April 21, 2011

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm